Exhibit 3.41

Exhibit 3.39

STATE OF MARYLAND

DEPT OF ASSESSMENTS AND TAXATION

CUST...ID:0082198486

WORK ORDER: 0002190486

DATE:10-02-2008 02:57 PM

AMT. PAID: $150.00

FTI SMC ACQUISITION LLC

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

SEPTEMBER 30, 2008

THE UNDERSIGNED. in order to amend the Articles of Organization of FTI SMC ACQUISITION LLC, a Maryland limited liability company (the Company ). does hereby acknowledge and certify to the Maryland State Department of Assessments and Taxation as follows:

Article FIRST of the Articles of Organization of the Company is hereby deleted in its entirety and replaced with the following:

FIRST: The name of the limited liability company (which is hereinafter called the “Company) is:

FTI SMG LIX

IN WITNESS WHEREOF, the undersigned, an authorized person within the meaning 0f Section 4A-IOl(c) of the Maryland Limited Liability Company Act, has signed these Articles of Amendment to the Articles of Organization, acknowledging the same to be his act, on the day and year first written above.

AUTHORIZED PERSON:

Eric B. Miller

Senior Vice President